Exhibit 5.1

Locke Lord Edwards 111 Huntington Avenue Boston, MA 02199 Telephone: 617-239-0100 Fax: 617-227-4420 www.lockelord.com

July 21, 2015

NewStar Financial, Inc.

500 Boylston Street, Suite 1250

Boston, Massachusetts 02116

Ladies and Gentlemen:

We are furnishing this opinion in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of NewStar Financial, Inc. (the “Company”), a Delaware corporation, to be filed on or about the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

We have reviewed the Registration Statement, including the prospectus (the “Prospectus”) that is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the issuance and sale by the Company of up to $1,000,000,000 aggregate offering price of (i) one or more series of debt securities (the “Debt Securities”), (ii) shares of preferred stock, $0.01 par value (the “Preferred Stock”), (iii) shares of common stock, $0.01 par value (the “Common Stock”), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (collectively, the “Warrants”), (v) rights to purchase Common Stock (“Rights”) and (vi) units comprised of one or more Debt Securities, shares of Preferred Stock, shares of Common Stock, Warrants and Rights, in any combination (collectively, the “Units”). The Debt Securities, the Preferred Stock, the Common Stock, the Warrants, and the Units are collectively referred to herein as the “Securities.” The Registration Statement provides that Debt Securities may be convertible into shares of Common Stock or shares of Preferred Stock, and that shares of Preferred Stock may be convertible into shares of Common Stock.

The Debt Securities will be issued pursuant to one or more indentures in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, an “Indenture”), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (each, a “Trustee”). The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and among the Company and a financial institution identified therein as warrant agent (each, a “Warrant Agent”). The Rights will be issued under one or more subscription agreements (each, a “Subscription Agreement”) by and among the Company and the subscribers thereto (each a “Subscriber”). The Units will be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a unit agent selected by the Company (the “Unit Agent”).

The Prospectus as supplemented by various Prospectus Supplements will provide for the issuance and sale by the Company of the Securities, which are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

The Registration Statement also registers the sale of 12,000,000 shares of the Company’s Common Stock issuable upon the exercise of warrants (the “Outstanding Warrants”) held by the selling stockholders named in the Registration Statement (the “Selling Stockholder Shares”).

Atlanta | Austin | Boston | Chicago | Dallas | Hartford | Hong Kong  | Houston | Istanbul | London | Los Angeles | Miami | Morristown | New Orleans

New York | Orange County | Providence |  Sacramento | San Francisco | Stamford | Tokyo | Washington DC | West Palm Beach

NewStar Financial, Inc.

July 21, 2015

We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with certain proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. We have made such examination as we consider necessary to render this opinion.

The opinions expressed below are limited to the Delaware General Corporation Law, the laws of the State of New York and the federal laws of the United States.

Based upon the foregoing, we are of the opinion that:

1. When (i) the Company and the Trustee duly execute and deliver an Indenture and the specific terms of a particular Debt Security have been duly established in accordance with the terms of such Indenture, and such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the Indenture and all amendments thereto and the particular Debt Securities are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

2. The Company has pursuant to its Amended and Restated Certificate of Incorporation, as amended and supplemented to date (the “Restated Certificate”), 5,000,000 authorized shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Restated Certificate and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content for the issuance of such series of shares as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock, assuming the availability of a sufficient number of authorized shares of such series pursuant to the Restated Certificate, will be validly issued, fully paid and nonassessable.

3. The Company has pursuant to the Restated Certificate 145,000,000 authorized shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution for the issuance of shares of Common Stock in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock, assuming availability of a sufficient number of authorized shares pursuant to the Restated Certificate, will be validly issued, fully paid and nonassessable.

4. When (i) the Company and the Warrant Agent duly execute and deliver a Warrant Agreement and the specific terms of a particular Warrant have been duly established in accordance with the terms of such Warrant Agreement, and such Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the

NewStar Financial, Inc.

July 21, 2015

Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the Warrant Agreement and all amendments thereto and the particular Warrants are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. When (i) the Company and the Unit Agent duly execute and deliver a Unit Agreement and the specific terms of a particular Unit have been duly established in accordance with the terms of such Unit Agreement, and such Units have been duly authenticated by the Unit Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Unit Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the Unit Agreement and all amendments thereto and the particular Units are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Units as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Units as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Units as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) the Units are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Units will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. When (i) the Company and the Subscribers duly execute and deliver a Subscription Agreement and the specific terms of a particular Right have been duly established in accordance with the terms of such Subscription Agreement, and such Rights have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Subscription Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the Subscription Agreement and all amendments thereto and the particular Rights are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Rights as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Rights as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Rights as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) the Rights are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Rights will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

NewStar Financial, Inc.

July 21, 2015

7. The Company has reserved from its authorized capital stock a number of shares of Common Stock equal to the maximum number of shares of Common Stock that may be purchased pursuant to the Outstanding Warrants and, when issued and delivered upon exercise of the Outstanding Warrants in accordance with the terms thereof, the Selling Stockholder Shares will be validly issued, fully paid and nonassessable.

The foregoing opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) general principles of equity (whether considered in a proceeding in equity or at law); and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws, and we express no opinion with respect to whether acceleration of Debt Securities may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

We assume for purposes of this opinion that the Company will remain duly organized, validly existing and in good standing under Delaware law.

To the extent that the obligations of the Company under an Indenture may be dependent thereon, we assume for purposes of this opinion that the Company has the organizational power and authority to issue and sell the Securities; that the applicable Indenture has been duly authorized by all necessary organizational action by the Company, has been duly executed and delivered by the Company and constitutes the valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; that the Trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

To the extent that the obligations of the Company under each Warrant Agreement, Subscription Agreement or Unit Agreement, as applicable, may be dependent thereon, we assume for purposes of this opinion that the Company has the corporate power and authority to issue and sell the Securities; that the applicable Warrant Agreement, Subscription Agreement or Unit Agreement has been duly authorized by all necessary corporate action by the Company, has been duly executed and delivered by the Company and constitutes the valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; that the applicable Warrant Agent, Subscriber or Unit Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent, Subscriber or Unit Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement, Subscription Agreement or Unit Agreement; that the Warrant Agreement, Subscription Agreement or Unit Agreement has been duly authorized, executed and delivered by the Warrant Agent, Subscriber or Unit Agent and constitutes the legally valid, binding and enforceable obligation of the Warrant Agent, Subscriber or Unit Agent, enforceable against the Warrant Agent, Subscriber or Unit Agent in accordance with its terms; that the Warrant Agent, Subscriber or Unit Agent is in compliance, generally and with respect to acting as a Warrant Agent, Subscriber or Unit Agent under the applicable Warrant Agreement, Subscription Agreement or Unit Agreement with all applicable laws and regulations; and that the Warrant Agent, Subscriber or Unit Agent has the requisite organizational and legal power and authority to perform its obligations under the applicable Warrant Agreement, Subscription Agreement or Unit Agreement.

NewStar Financial, Inc.

July 21, 2015

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Locke Lord LLP

Locke Lord LLP